Exhibit 10.1

                     2006 Execute Sports, Inc. Non-Employee
                         Directors' Stock Incentive Plan

      1. Establishment and Purpose of the Plan. The Execute Sports, Inc. 2006 Non-Employee Directors' Stock Incentive Plan (the "Plan") is established upon the following terms and conditions. The purpose of the Plan is to advance the interests of Execute Sports, Inc.(the "Company") through the attraction, motivation and retention of qualified non-employee Directors. The Plan will provide a means for non-employee Directors to increase their equity ownership of the Company consistent with the Company's guidelines for stock ownership by non-employee Directors. By increasing their ownership interest in the Company, the economic interests of the non-employee Directors will more closely align with those of all other stockholders of the Company.

      2. Definitions.

      2.01 Award: A grant of Options, Restricted Stock, and/or Deferred Stock to an Awardee.

      2.02 Awardee: An Eligible Director to whom and Award is made.

      2.03 Award Agreement: Each Award of Options, Restricted Stock or Deferred Stock shall be evidenced by an Option Agreement, a Restricted Stock Agreement or a Deferred Stock Agreement. Such Award Agreement shall conform to the provisions of the Plan and shall specify the Date of Grant, the Option Price for grants of Options, vesting provisions and any restrictions for grants of Restricted Stock or Deferred Stock.

      2.04 Basic Annual Award (Granted in Quarterly Installments): An Award granted to each Eligible Director on the first business day of the each new quarter for services provided to the Company in the previous quarter based upon the formulas described in Section 13.

      2.05 Board of Directors: The Board of Directors of the Company.

      2.06 Change of Control: A Change of Control of the Company of a nature that would be required to be reported in response to Item 403(c) of Regulation S-K whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change of Control shall be deemed to have occurred if (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities entitled to vote in an election of Directors of the Company; or (b) during any period of two
(2) consecutive years (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constitute the Board of Directors and any new Directors, whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least three quarters (3/4) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

      2.07 Common Stock: The Common Stock of the Company, par value $0.001 per share, or such other class or kind of share or other securities as may be applicable under Section 6.

      2.08 Company: Execute Sports, Inc., a Nevada corporation, or any successor substantially all its business.

      2.09 Date of Grant: The date an Award is granted to an Eligible Director. The Date of Grant will be April 1, July 1, October 1 and January 1of each year during the life of the Plan and for any supplemental grant, on a date determined by the Board of Directors. If the Over the Counter Bulletin Board ("OTCBB") is not open on such date, the Date of Grant will be the next subsequent day on which the OTCBB is open.

      2.10 Deferred Stock: Deferred Stock is Common Stock of the Company to be issued to an Awardee under the Plan in one or more installments beginning at such time in the future as the Board shall determine. Prior to the issuance of Deferred Stock, the Company shall pay or accrue an amount equivalent to the dividends on that Deferred Stock from the date of grant. Awards of Deferred Stock shall be made pursuant to a Deferred Stock Agreement between the Company and each Awardee that may contain additional terms.

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      2.11 Deferred Stock Agreement: The written agreement between the Company and the Awardee for a grant of Deferred Stock.

      2.12 Eligible Director: Any person who on the date of grant is a member of the Board of Directors of the Company and is not an employee of the Company or of any Subsidiary as defined in Section 2.20.

      2.13 Fair Market Value: As applied to a specific date, the average of the highest and lowest market prices of Common Stock, as reported on the consolidated transaction reporting system for the OTCBB on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded.

      2.14 Option: Any option or options providing for the purchase of a stated number of whole, not fractional, shares of Common Stock pursuant to Section 5.

      2.15 Option Agreement: The written agreement between the Company and Awardee for the grant of an Option.

      2.16 Option Price: The price at which Common Stock of the Company may be purchased upon the exercise of an Option shall be the Fair Market Value on the Date of Grant.

      2.17 Plan: The Execute Sports, Inc. 2006 Non-Employee Director's Stock Incentive Plan.

      2.18 Restricted Stock: Restricted Stock under the Plan is Common Stock of the Company restricted as to sale for such time, and/or under such conditions, as the Committee on Directors and Governance shall determine. Prior to the lifting of the restrictions, the Awardee will nevertheless be entitled to receive dividends from and to vote the shares of Restricted Stock. Awards of Restricted Stock shall be made pursuant to a Restricted Stock Agreement between the Company and each Awardee that may contain additional terms.

      2.19 Restricted Stock Agreement: The written agreement between the Company and the Awardee for a grant of Restricted Stock. 2.20 Subsidiary: Any business association (including a corporation or a partnership other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of equity interests in one or the other associations in such chain.

      2.21 Supplemental Grant: A grant of Options, Restricted Stock, or Deferred Stock that is in addition to the Basic Annual Award and is granted to an Eligible Director as a result of that Eligible Director taking on additional responsibilities as a member of the Board of Directors of the Company.

      3. Stock Subject to the Plan. The total number of shares of Common Stock which may be awarded under the Plan is 1,500,000. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or of other consideration in lieu of such shares, the shares subject to such Award, to the extent of such termination or forfeiture, shall again be available for grant under the Plan during the term of the Plan.

      4. Duration of the Plan. The Plan shall have a duration of ten (10) years commencing on January 1, 2006.

      5. Grants of Stock.

      5.01 Frequency of Grants. Basic Annual Awards shall be made on an annual basis on the Date of Grant as defined in Section 2.09. Supplemental Grants may be made at any time in the discretion of the Board of Directors. If the Plan is approved by the Company's stockholders, grants of Restricted Stock pursuant to
Section 13(b) will be made as of January 1, 2006.

      5.02 Size of Grants. The size of each Basic Annual Award shall be calculated by the formulas as described in Section 13. The size of any Supplemental Grant shall be determined by the Board of Directors.

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      5.03 Individual Limits. An annual aggregate limit of 300,000 shares
(including Options, Restricted Stock, and Deferred Stock) is set for any individual Director, such limit including both the Basic Annual Award and any Supplemental Grant received during any given calendar year.

      5.04 Types of Grants. Grants may consist of Options, Restricted Stock, or Deferred Stock or a combination of Options, Restricted Stock and Deferred Stock during any given calendar year.

      5.05 Terms of Grants. (i) Stock Options are non-qualified right-to-buy Options for the purchase of Common Stock of the Company. The term of each Option shall be ten (10) years from the Date of Grant. The Option Price shall be the Fair Market Value of Execute Sports Common Stock on the date the Option is granted. Under no circumstances shall any Option vest in less than one year from the Date of Grant. Shares purchased upon exercise of an Option must be paid for in full at the time of exercise either in cash or with currently owned shares. Neither the Committee on Directors and Governance nor the Board of Directors may reprice any Option that is "underwater." (ii)Restricted Stock is Common Stock of the Company restricted as to sale in such fashion as the Committee on Directors and Governance shall determine. Prior to the lifting of the restrictions, the Awardee will be entitled to receive dividends from and to vote the shares of Restricted Stock. Lifting of restrictions will be accelerated in the event of a Change of Control as defined in Section 2.06. (iii)Deferred Stock is Common Stock of the Company to be issued to an Awardee under the Plan in one or more installments beginning at such time in the future as the Committee on Directors and Governance shall determine. Prior to the issuance of Deferred Stock, the Company shall pay or accrue an amount equivalent to the dividends on that Deferred Stock from the date of grant. Delivery of the Deferred Stock will be accelerated in the event of a Change in Control as defined in Section 2.06.

      5.06 Termination of Membership on the Board of Directors. Notwithstanding the provisions of Section 5.05, an Option whose term has not yet expired that is held by an Awardee shall become fully vested and immediately exercisable upon such Awardee's death or retirement from the Board of Directors. Any such Options must be exercised (a) within five (5) years from such termination of Board membership or Change of Control or (b) within the original term of the Option, whichever time is less, or such Option shall thereafter automatically terminate. Options held by an Awardee whose membership on the Board of Directors terminates for reasons other than those described above, unless subject to the provisions of Section 8 of the Plan, shall expire within six (6) months from Board termination and are exercisable only to the extent they have vested, as provided for under Section 5.05, prior to expiration. Grants of Restricted Stock shall have their restrictions accelerated in the event of the Director's death or retirement from the Board of Directors. In such event, the Common Stock related to such grant shall be delivered to the retired Director or such Director's beneficiary as soon as administratively feasible after such event. Grants of Deferred Stock shall have their issuance accelerated in the event of the Director's death or retirement from the Board of Directors. In such event, the Common Stock related to such grant shall be delivered to the retired Director or such Director's beneficiary as soon as administratively feasible after such event.

6. Adjustments upon Changes in Capitalization.

      In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in corporate structure of the Company affecting Common Stock, or a sale by the Company of all or a substantial part of its assets, or any distribution to stockholders other than a cash dividend, the Board of Directors of the Company will make appropriate adjustment in the number and kind of shares authorized by the Plan, and any adjustments to outstanding awards as it deems appropriate. However, no fractional shares of Common Stock will be issued pursuant to any such adjustment, and the Fair Market Value of any fractional shares resulting from adjustments will be paid in cash to the Awardee.

      7. General Provisions.

      Each Award is normally made through a written Award Agreement between the Company and the Awardee. Nothing contained in the Plan, or in any Award granted pursuant to the Plan, shall confer upon any Awardee any right with respect to continuance as a Director.

      8. Forfeiture.

      All Options, Restricted Stock, and Deferred Stock granted to an Awardee shall automatically terminate and be null and void as of the date an Eligible Director's service on the Board of Directors terminates if the directorship is terminated as a result of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Subsidiary.

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      9. Non-Assignability.

      Awards may not be pledged, assigned, or transferred for any reason during the Awardee's lifetime, and any attempt to do so shall be void and the relevant Award shall be immediately forfeited.

      10. Beneficiary upon Awardee's Death.

      Notwithstanding the provisions of Section 9, an Awardee's Award shall be transferable at his or her death to the beneficiary designated by the Awardee on forms prescribed and filed with the Company. Upon the death of an Awardee, such beneficiary shall succeed to the rights of the Awardee. If no such designation of a beneficiary has been made, the Awardee's Award(s) shall succeed to his or her legal representative and shall be transferable by will or pursuant to the laws of descent and distribution.

      11. Plan Administration.

      The Plan is administered by the Committee on Directors and Governance of the Board of Directors. The Committee shall have the authority to interpret the Plan and to provide for additional terms and conditions as may be reflected in the Award Agreements.

      12. Amendment and Termination of the Plan.

      The Board of Directors of the Company shall have the power to amend or terminate the Plan without further action of the stockholders, but no such amendment may: materially increase the number of shares available under the Plan (other than an increase solely to reflect a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in corporate structure of the Company affecting the Common Stock, or a sale by the Company of all or a substantial part of its assets, or any distribution to stockholders other than a cash dividend); withdraw administration of the Plan from the Committee on Directors and Governance of the Board of Directors; change the types of awards available under the Plan; extend the term of the Plan; constitute a "material revision" to the Plan requiring stockholder approval pursuant to the Over the Counter Bulletin Board Corporate Governance Listing Standards; or delete or limit the scope of the Plan provision prohibiting the repricing of Options that are "underwater."

The duration of the 2006 Plan shall be ten years. No additional grants will be made after December 31, 2015 unless the Board of Directors decides to terminate the Plan earlier or the stockholders of the Company approve an extension.

13.   Formulas for Basic Annual Awards of Stock Options and of Restricted Stock.
      (a) Stock Options:

      Prior Year Average Remuneration x 45% = Target Net Present Value

      Target Net Present Value/ (BSV% x Execute Sports Share Price) = Number of Options Granted

      (Note: Number of Options granted will be rounded up to the next increment of 50)

      Definition of Terms:

      Prior Year Average Remuneration is the average of the aggregate total of retainer and meeting fees paid to the non-employee Directors during the calendar year prior to the Option grant being calculated, excluding from the average any non-employee Director's compensation that does not represent a full year of Board service.

      45% represents the net present value percentage of the Prior Year Average Remuneration that this Basic Annual Award is targeted to deliver.

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      BSV% represents the Black-Scholes valuation of a ten-year Option to purchase shares of Common Stock of Execute Sports, Inc. at market price upon commencement of the Option term. The Black-Scholes value is updated on a periodic basis.

      Execute Sports Share Price represents the average of high and low prices on the OTCBB for common shares of Execute Sports, Inc. on the Date of Grant of the Options.

      (b) Restricted Stock:

      Annual Basic Retainer = Target Value

      Target Value/Market Price of Execute Sports Stock on Grant Date = Grant of Restricted Shares

      The Grant of Restricted Shares will be rounded up to the next increment of 50 shares.

      Definition of Terms:

      Annual Basic Retainer is the annual basic amount paid to all non-employee Directors (on 1/1/06 an amount equal to $15,000).

      Target Value is the cash value of the Restricted Stock Grant on the Date of Grant (on 1/1/06, an amount equal to $15,000).

      Market Price on the Date of Grant is the Fair Market Value as defined in
      Section 2.13 on the Date of Grant.

      14. Income Tax Status. The Company has been advised by its tax counsel that awards made under the Plan will give rise to the following tax events for U.S. citizens and residents under current U.S. federal income tax law:

      (a) Non-qualified Options. The Awardee will not be subject to tax upon the grant of the Option, and the Company will not be entitled to a tax deduction by reason of such grant. If an Awardee exercises a Non-qualified Option, the difference between the Option Price and the Fair Market Value of the shares on the date of exercise will be treated as taxable compensation to the Awardee. The Company will be entitled to a tax deduction in the amount of and for the taxable year in which such amount is treated as compensation to the Awardee.

      (b) Awards of Restricted Stock. Unless the Awardee makes an election under Section 83(b) of the Code, Restricted Stock will not be taxable when issued, and the Company will not be entitled to a deduction at the time of issuance. Any dividends paid to the Awardee prior to the lifting of restrictions are taxable compensation income to the Awardee. When the restrictions are lifted, the Awardee will be treated as receiving taxable compensation in the amount of the excess of the then Fair Market Value over the amount, if any, paid by the Awardee for the shares.

      (c) Awards of Deferred Stock. The Award of a right to receive stock at a future date will not have any immediate tax consequence. Any dividends paid to the Awardee prior to the issuance of shares are taxable compensation income to the Awardee. At the time shares of Common Stock are issued under any such Award, the Awardee will be treated as having received taxable compensation. The amount of that income will be the Fair Market Value of one share of Common Stock times the number of shares received. The Company will receive a federal income tax deduction for the same amount as is treated as taxable compensation to the Awardee.